Calculation of Filing Fee Tables
S-8
Gamehaus Holdings Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value US$0.0001 per share	Other	3,214,161	$ 0.96	$ 3,085,594.56	0.0001381	$ 426.12
Total Offering Amounts:						$ 3,085,594.56		$ 426.12
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 426.12
Offering Note
[1]	(1) Represents Class A ordinary shares issuable upon vesting or exercise of awards granted under the 2023 Equity Incentive Plan (the "Plan") of Gamehaus Holdings Inc. (the "Registrant"), as well as the Class A ordinary shares reserved for future awards under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8, to which this exhibit 107 is a part, also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan. (2) The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$0.96 per share, the average of the high and low prices for the Registrant's Class A ordinary shares as quoted on the Nasdaq Capital Market on April 27, 2026. (3) Represents 3,214,161 Class A ordinary shares, par value US$0.0001 per share, which have been newly authorized and added to the award pool for issuance under the Plan, but were not previously registered under the registration statement on Form S-8 (File No. 333-288231) filed with the Securities and Exchange Commission on June 23, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources